Exhibit 10.4

IP CROSS-LICENSE AGREEMENT

This IP Cross-License Agreement (this “Agreement”), dated as of February 21, 2025 (the “Effective Date”), is made and entered into by and between Western Digital Corporation, a Delaware corporation (“WDC”), and Sandisk Corporation, a Delaware corporation and wholly owned Subsidiary of WDC (“Spinco”) (each a “Party” and together, the “Parties”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

RECITALS

WHEREAS, WDC and Spinco, have entered into the Separation and Distribution Agreement, dated as of February 21, 2025 (as amended, modified or supplemented from time-to-time in accordance with its terms, the “SDA”), pursuant to which (i) WDC has agreed to transfer to Spinco, and Spinco has agreed to receive and assume, certain assets and liabilities of the Flash Business and (ii) following such transfer and the other transactions specified in the SDA, WDC has agreed to effect the Distribution, all as more specifically described in, and subject to the terms of, the SDA;

WHEREAS, the Parties have executed various Ancillary Agreements, including a transitional cross-license of rights in Trademarks (the “TTLA”) of even date herewith, pursuant to the SDA in connection with the consummation of the transactions contemplated by the SDA, and to facilitate the ongoing operations of the Flash Business and the WDC Retained Business;

WHEREAS, following the Separation, each Party will own certain Patents, Copyrights and Trade Secrets which may be used in the other Party’s business; and

WHEREAS, each Party desires to obtain a non-exclusive license from the other Party to use such Intellectual Property Rights on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the SDA, the Parties agree as follows:

AGREEMENT

I. DEFINITIONS

Capitalized terms used, but not defined in this Agreement, shall have the meaning ascribed to such terms in the SDA. If a capitalized term is defined in both this Agreement and the SDA, the definition in this Agreement will control.

1.1 “Agreement” has the meaning ascribed to it in the Preamble.

1.2 “Confidential Information” has the meaning ascribed to it in Section 8.1.

1.3 “Disclosing Party” has the meaning ascribed to it in Section 8.2.

1.4 “Effective Date” has the meaning ascribed to it in the Preamble.

1.5 “Flash Business” means the “Flash” operating segment of the WDC Group, as described in WDC’s Form 10-K for the fiscal year ended June 30, 2023, including the businesses of marketing, offering, selling, licensing, providing, distributing, developing, manufacturing, importing or exporting Flash Business Products.

1.6 “Flash Business Products” shall mean: (i) any semiconductor memory, including flash memory, MRAM, phase-change memory and ReRAM (collectively, “Semiconductor Memory”); (ii) any system or module primarily based on Semiconductor Memory; and (iii) any ancillary components, materials and software, including, but not limited to, controllers, firmware, housing, packaging and support means, to the extent incorporated into or primarily used with (i) and/or (ii).

1.7 “Flash Business Field” shall mean the field of the operation of the Flash Business.

1.8 “HDD” means a device designed to magnetically record and/or read digital information on or from a rotating disk (“Rotating Magnetic Storage”) that contains one or more spindle motors, one or more magnetic heads, one or more controllers, and one or more actuators, all of which are incorporated into a single enclosure. The term “HDD” shall exclude any device if the primary storage medium of such device is not Rotating Magnetic Storage.

1.9 “HDD Business Field” means all fields outside the Flash Business Field, and the field of the operation of the businesses of marketing, offering, selling, licensing, providing, distributing, developing, manufacturing, importing or exporting Platforms Products and standalone SSDs.

1.10 “Intellectual Property Rights” means any and all statutory and/or common law intellectual property rights throughout the world, including any of the following: (i) all rights in United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, reexaminations, continuations and continuations in part thereof (collectively, “Patents”); (ii) all trade secret rights and similar rights in know-how, Information or other materials (collectively, “Trade Secrets”); (iii) all registered and unregistered copyrights and all other rights corresponding thereto in any works of authorship, including Software (collectively, “Copyrights”); (iv) all Trademarks; (v) all design rights, maskwork rights, rights in databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights to Uniform Resource Locators, Web site addresses, domain names and social media accounts; (vii) any similar, corresponding or equivalent rights to any of the foregoing; (viii) all intangible rights in Technology and (ix) any registrations and renewals of or applications to register any of the foregoing.

1.11 “Intellectual Property Rights Obligations” has the meaning ascribed to it in Section 9.1(b).

1.12 “Licensable” means, with respect to any Intellectual Property Right, the right to grant a license or sublicense to a Party within the scope of the licenses set forth in Article II or Article III, as applicable, without (i) the requirement to obtain consent from, give notice to, or take any other action with respect to any third party or Governmental Body or (ii) incurring additional fees, royalties or other costs in connection with such license or sublicense.

1.13 “MRAM” means a semiconductor-based magnetic device whose purpose is to store and retrieve information as a random-access memory, which may or may not include an Ovonic Threshold Switch (OTS).

1.14. “MRAM and OTS Patents” means patents that are essential to making MRAM and/or OTS.

1.15 “Open Source Materials” means open source software owned by a third party and subject to the licenses granted by either Party to the other Party pursuant to this Agreement.

1.16 “Party” or “Parties” have the meaning ascribed to them in the Preamble.

1.17 “Platforms Products” means:

(i) any storage system having one or more hard disk drive (HDD) slots,

(ii) any storage system having two or more solid state drive (SSD) slots, and if included, any SSD installed with and sold with such a system,

(iii) any standalone ASIC or semiconductor IC core that provides PCIe-to-NVMe-oF protocol bridge functionality,

(iv) any controller or controller card that encompasses (iii),

(v) any storage device (except for a standalone SSD) or system (except for one having a single SSD slot) that encompasses (iii) or (iv),

(vi) any storage device that is attached to a controller card that encompasses (iii), and

(vii) any standalone SSD for post-sale installation into a storage system in (i) or (ii) that was previously sold by WDC.

1.18 “Receiving Party” has the meaning ascribed to it in Section 8.2.

1.19 “Representatives” has the meaning ascribed to it in Section 8.2.

1.20 “SDA” has the meaning ascribed to it in the Recitals.

1.21 “Spinco” has the meaning ascribed to it in the Preamble.

1.22 “Spinco Improvements” means all modifications, derivative works, enhancements and improvements to any Intellectual Property Rights or Technology, which modifications, derivative works, enhancements and improvements are created, developed, discovered or conceived by or for the Spinco Group.

1.23 “Spinco Licensed IP” means the Intellectual Property Rights owned or Licensable by the Spinco Group (other than Trademarks, domain names (and similar internet properties), social media accounts and Patents), that (i) were used in the conduct of the WDC Retained Business prior to the Effective Date or (ii) are otherwise retained in the unaided memory of any WDC Personnel as of the Effective Date.

1.24 “Spinco Licensed MRAM and OTS Patents” means Spinco Licensed Patents that are MRAM and OTS Patents.

1.25 “Spinco MRAM and OTS Licensed IP” means Spinco Licensed IP that is required to manufacture MRAM and/or OTS.

1.26 “Spinco Licensed Patents” means the Spinco Patents (for the avoidance of doubt, as defined in the SDA).

1.27 “Spinco Licensed Products” means all Flash Business Products and any Technology, products or services that are licensed, under development or sold by the Spinco Group as of the Effective Date, and natural evolutions thereof.

1.28 “Spinco Personnel” means the officers, directors, employees, contractors and agents of the Spinco Group as of the Effective Date.

1.29 “Technology” means all technology, techniques, processes, designs, design rules, inventions (whether or not patented or patentable), plans, discoveries, ideas, concepts, methods, specifications, communication protocols, algorithms, routines, logic information, register-transfer levels, netlists, Verilog files, simulations, emulation and simulation reports, test vectors and procedures, protocols, works of authorship, mask works, software (in both source code and object code form), files, information, documentation, data, databases, firmware, devices and hardware and other scientific or technical information or materials, in whatever form, whether or not embodying proprietary Intellectual Property Rights. For the avoidance of doubt, Technology does not include any Intellectual Property Rights.

1.30 “Trademarks” shall have the meaning set forth in the TTLA.

1.31 “Third-Party Materials” means any Intellectual Property Rights or Technology, including any Open Source Materials, owned by a third party and subject to the licenses granted by either Party to the other Party pursuant to this Agreement.

1.32 “WDC” has the meaning ascribed to it in the Preamble.

1.33 “WDC Improvements” means all modifications, derivative works, enhancements and improvements to any Intellectual Property Rights or Technology, which modifications, derivative works, enhancements and improvements are created, developed, discovered or conceived by or for the WDC Group.

1.34 “WDC Licensed IP” means the Intellectual Property Rights owned or Licensable by the WDC Group (other than Trademarks, domain names (and similar internet properties), social media accounts and Patents), that (i) were used in the conduct of the Flash Business prior to the Effective Date or (ii) are otherwise retained in the unaided memory of any Spinco Personnel as of the Effective Date.

1.35 “WDC Licensed Patents” means the Patents (other than Spinco Patents (for the avoidance of doubt, as defined in the SDA)) owned by the WDC Group as of the Effective Date, together with: (i) any Patent that claims (or is entitled to validly claim) priority from any of the foregoing Patents; (ii) any Patent that is a continuation, continuation in part, divisional or reissue, of any of the foregoing Patents, or that is linked to any of the foregoing Patents by a terminal disclaimer; and (iii) any foreign counterpart of any of the foregoing Patents.

1.36 “WDC Licensed Products” means HDDs, standalone SSDs, Platforms Products, and any Technology, products or services that are licensed, under development or sold by the WDC Group as of the Effective Date, and natural evolutions thereof. Notwithstanding the foregoing, WDC Licensed Products do not include: (i) SD™ family products, including embedded variations, that conform to an SD Association specification and (ii) any SD™ hosts and ancillary devices that conform to an SD Association specification (“SD Products”).

1.37 “WDC Personnel” means the officers, directors, employees, contractors and agents of the WDC Group as of the Effective Date.

1.38 “WDC Retained Business” means the businesses, product and service lines of the WDC Group, excluding the Flash Business.

II. LICENSE GRANTS TO SPINCO

2.1 License Under the WDC Licensed Patents. Subject to the terms and conditions of this Agreement and the SDA, WDC grants, and causes each other member of the WDC Group to grant, to the Spinco Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 2.3 below), under the WDC Licensed Patents, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of Spinco Licensed Products in the Flash Business Field.

2.2 License Under the WDC Licensed IP.

(a) Subject to the terms and conditions of this Agreement and the SDA, WDC grants, and causes each other member of the WDC Group to grant, to the Spinco Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 2.3 below), (i) to use, reproduce, modify, create derivative works of, (ii) subject to Article VIII (Confidentiality), perform or display and (iii) subject to the restrictions set forth in Section 2.2(b) below, otherwise exploit the WDC Licensed IP in connection with the research, development, design, manufacture, supply, marketing, promotion, distribution, importing, exporting, sale and other disposition, use and post-sale service of Spinco Licensed Products in the Flash Business Field.

(b) Restrictions. The Spinco Group shall provide source code for proprietary Software that is included in the WDC Licensed IP (to the extent provided by WDC to the Spinco Group in source code form) to third parties solely on terms no less protective than those governing the Spinco Group’s proprietary Software of similar nature, as provided in Section 2.3 below and subject to Section 9.2. Spinco agrees not to cause or permit the reverse engineering, disassembly or decompilation of any Software included in the WDC Licensed IP that is not delivered or authorized by WDC to be used by the Spinco Group in source code form. The right to modify or to prepare derivative works of WDC Licensed IP that is Software will apply solely to Software in source code form.

2.3 Sublicense Rights. The Spinco Group may grant sublicenses under the licenses granted in Section 2.1 and Section 2.2 above (i) in connection with the making, having made, use, offering to sell, sale, leasing, importing, exporting, transferring, or other exploitation or disposition, design, development, manufacture, supply, marketing, promotion, distribution or post-sale service of Spinco Licensed Products or (ii) to any Subsidiary, business or product or service line which is divested by the Spinco Group; provided that such sublicense shall be limited to the products and services that are the subject of such divestiture, including, for the avoidance of doubt, products and services that are in development and not currently being commercialized at the time of such divestiture; provided, further, that such sublicense shall not extend to any products or services of any third party that acquires such divested Subsidiary, business or product or service line, even if such acquirer’s products or services are of the same kind or are otherwise similar to those licensed hereunder and even if made, sold or provided by the divested business. Other than as expressly provided in this Section 2.3, the Spinco Group shall not have the right to grant any sublicenses hereunder.

2.4 Reservation of Rights by WDC. All rights not expressly granted by WDC in this Article II are reserved by WDC. Without limiting the generality of the foregoing sentence, the Parties acknowledge and agree that (a) nothing in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license to the WDC Group’s Intellectual Property Rights other than the licenses expressly set forth in Section 2.1 and Section 2.2 and (b) WDC grants no licenses or rights (implied or otherwise) to the Spinco Group under this Agreement with respect to any WDC Improvements developed, discovered or conceived after the Effective Date, including licenses or rights (implied or otherwise) in Patents that may issue on any such WDC Improvements reduced to practice after the Effective Date.

2.5 Limitation Regarding HDDs. Notwithstanding anything to the contrary set forth herein, WDC does not grant to the Spinco Group hereunder any license to make, have made, sell, offer for sale, import or export HDDs, regardless of whether such HDDs are standalone or incorporated into any other product. Notwithstanding the previous sentence, the Spinco Group may purchase HDDs that are produced by a third party and include those purchased HDDs as a component in Flash Business Products which are then sold by the Spinco Group.

III. LICENSE GRANTS TO WDC

3.1 License Under the Spinco Licensed Patents.

(a) Subject to the terms and conditions of this Agreement and the SDA, Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed Patents, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of WDC Licensed Products in the HDD Business Field.

(b) Notwithstanding 3.1(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed MRAM and OTS Patents, (i) to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of MRAM and OTS that are used in non-memory products, such as neuromorphic computing, (ii) to perform internal research and development but not any commercial sales or other commercial activity, and (iii) to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of MRAM and/or OTS in a 1T-1R architecture so long as (a) the “1T” is a single crystal silicon transistor, (b) the “1T-1R” is not in a 3D arrangement, and (c) the MRAM and/or OTS, individually or jointly or either with a different element, is not in a 2-terminal application.

(c) Notwithstanding 3.1(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed Patents, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of non-volatile memory as required under any agreement between the WDC Group and a third party, provided the agreement was both signed and has an effective date between January 1, 2020 and the Effective Date. The license under this Section 3.1(c) does not extend to any amendment, extension, renewal, or other change to such an agreement if the amendment, extension, renewal, or other change was signed after the Effective Date. Moreover, notwithstanding the first sentence in this Section 3.1(c), Spinco does not grant to the WDC Group any license to (A) make, have made, sell, offer for sale, import or export NAND flash memory integrated circuits, regardless of whether such NAND flash memory integrated circuits are standalone or incorporated into any other product, or (B) provide foundry services to a third party. For the sake of clarity, notwithstanding anything in the previous sentences of this section (c) (but not part (A) of the third sentence beginning with “Moreover”), work by the WDC Group by or for (i) the Department of Defense (DoD) Commons, and/or its members as part of their membership in the DoD Commons, and/or (ii) the Air Force Research Laboratories (AFRL) under the ANGSTRM agreement; is fully licensed under this Section 3.1(c), regardless of whether such work, agreement, and/or extension or amendment was signed or commenced before or after the Effective Date.

(d) Notwithstanding 3.1(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed MRAM and OTS Patents, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of HDDs with MRAM and/or OTS as a component of the HDDs.

(e) Notwithstanding 3.1(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed Patents, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of phase change memory and ReRam. For the avoidance of doubt, an OTS is not considered phase change memory.

(f) Notwithstanding 3.1(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed MRAM and OTS Patents, if and only if Spinco either (a) discontinues MRAM development, or (b) is acquired by a third party. For the avoidance of doubt, no license is granted under the preceding sentence if Spinco divests its MRAM business. Spinco also grants to the WDC Group a first right of refusal to purchase Spinco’s MRAM business if Spinco decides to divest substantially its entire MRAM business in a transaction that involves selling only the MRAM business. If Spinco divests any MRAM and OTS Patents as part of a transaction that includes selling only patents, then (a) Spinco grants to the WDC Group a first right of refusal to purchase the divested MRAM and OTS Patents, and (b) if the WDC Group does not purchase the divested MRAM and OTS Patents, then Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the divested MRAM and OTS Patents.

3.2 License Under the Spinco Licensed IP.

(a) Subject to the terms and conditions of this Agreement and the SDA, Spinco grants, and causes each other member of the Spinco Group to grant, to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), to (i) use, reproduce, modify, create derivative works of, (ii) subject to Article VIII (Confidentiality), perform or display and (iii) subject to the restrictions set forth in Section 3.2(b) below, otherwise exploit the Spinco Licensed IP in connection with the research, development, design, manufacture, supply, marketing, promotion, distribution, importing, exporting, sale and other disposition, use and post-sale service of WDC Licensed Products in the HDD Business Field.

(b) Notwithstanding 3.2(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco MRAM and OTS Licensed IP, (i) to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of MRAM and OTS that are used in non-memory products, such as neuromorphic computing, (ii) to perform internal research and development but not any commercial sales or other commercial activity, and (iii) to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of MRAM and/or OTS in a 1T-1R architecture so long as (a) the “1T” is a single crystal silicon transistor, (b) the “1T-1R” is not in a 3D arrangement, and (c) the MRAM and/or OTS, individually or jointly or either with a different element, is not in a 2-terminal application.

(c) Notwithstanding 3.2(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed IP, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of non-volatile memory as required under any agreement between the WDC Group and a third party, provided the agreement was both signed and has an effective date between January 1, 2020 and the Effective Date. The license under this Section 3.2(c) does not extend to any amendment, extension, renewal, or other change to such an agreement if the amendment, extension, renewal, or other change was signed after the Effective Date. Moreover, notwithstanding the first sentence in this Section 3.2(c), Spinco does not grant to the WDC Group any license to (A) make, have made, sell, offer for sale, import or export NAND flash memory integrated circuits, regardless of whether such NAND flash memory integrated circuits are standalone or incorporated into any other product, or (B) provide foundry services to a third party. For the sake of clarity, notwithstanding anything in the previous sentences of this section (c) (but not part (A) of the third sentence beginning with “Moreover”), work by the WDC Group by or for (i) the Department of Defense (DoD) Commons, and/or its members as part of their membership in the DoD Commons, and/or (ii) the Air Force Research Laboratories (AFRL) under the ANGSTRM agreement; is fully licensed under this Section 3.2(c), regardless of whether such work, agreement, and/or extension or amendment was signed or commenced before or after the Effective Date.

(d) Notwithstanding 3.2(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco MRAM and OTS Licensed IP, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of HDDs with MRAM and/or OTS as a component of the HDDs.

(e) Notwithstanding 3.2(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco Licensed IP, to make, have made, use, offer to sell, sell, lease, import, export, transfer and otherwise exploit or dispose of phase change memory and ReRam. For the avoidance of doubt, OTS is not considered phase change memory.

(f) Notwithstanding 3.2(a), Spinco grants to the WDC Group a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-transferable (except as set forth in Section 9.1 below) license, without the right to sublicense (except as expressly provided in Section 3.3 below), under the Spinco MRAM Licensed IP, if and only if Spinco either (a) discontinues MRAM development, or (b) is acquired by a third party. For the avoidance of doubt, no license is granted under the preceding sentence if Spinco divests its MRAM business.

(g) Restrictions. The WDC Group shall provide source code for proprietary Software that is included in the Spinco Licensed IP (to the extent provided by Spinco to the WDC Group in source code form) to third parties solely on terms no less protective than those governing the WDC Group’s proprietary Software of similar nature, as provided in Section 3.3 below and subject to Section 9.2. WDC agrees not to cause or permit the reverse engineering, disassembly or decompilation of any Software included in the Spinco Licensed IP that is not retained by the WDC Group prior to the Effective Date or is delivered by Spinco to the WDC Group in source code form. The right to modify or to prepare derivative works of Spinco Licensed IP that is Software will apply solely to Software in source code form.

3.3 Sublicense Rights. The WDC Group may grant sublicenses under the licenses granted in Section 3.1 and Section 3.2 above (i) in connection with the making, having made, use, offering to sell, sale, leasing, importing, exporting, transferring, or other exploitation or disposition, design, development, manufacture, supply, marketing, promotion, distribution or post-sale service of WDC Licensed Products or (ii) to any Subsidiary, business or product or service line which is divested by the WDC Group; provided that such sublicense shall be limited to the products and services that are the subject of such divestiture, including, for the avoidance of doubt, products and services that are in development and not currently being commercialized at the time of such divestiture; provided, further, that such sublicense shall not extend to any products or services of any third party that acquires such divested Subsidiary, business or product or service line, even if such acquirer’s products or services are of the same kind or are otherwise similar to those licensed hereunder and even if made, sold or provided by the divested business. Other than as expressly provided in this Section 3.3, the WDC Group shall not have the right to grant any sublicenses hereunder.

3.4 Reservation of Rights by Spinco. All rights not expressly granted by Spinco in this Article III are reserved by Spinco. Without limiting the generality of the foregoing sentence, the Parties acknowledge and agree that (a) nothing in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license to the Spinco Group’s Intellectual Property Rights other than the licenses expressly set forth in Section 3.1 and Section 3.2 and (b) Spinco grants no licenses or rights (implied or otherwise) to the WDC Group under this Agreement with respect to any Spinco Improvements developed, discovered or conceived after the Effective Date, including licenses or rights (implied or otherwise) in Patents that may issue on any such Spinco Improvements reduced to practice after the Effective Date.

3.5 Limitation Regarding NAND Flash Memory Integrated Circuits. Notwithstanding anything to the contrary set forth herein, Spinco does not grant to the WDC Group hereunder any license to make, have made, sell, offer for sale, import or export NAND flash memory integrated circuits, regardless of whether such NAND flash memory integrated circuits are standalone or incorporated into any other product. Notwithstanding the previous sentence, the WDC Group may purchase NAND flash memory integrated circuits that are produced by a third party and include those purchased circuits as a component in HDDs which are then sold by the WDC Group.

IV. OWNERSHIP

4.1 Ownership by WDC. As between the Parties, subject to the licenses granted by the WDC Group to the Spinco Group under Section 2.1 and Section 2.2, WDC owns all right, title and interest in and to (a) the WDC Licensed Patents and all WDC Improvements thereto and (b) the WDC Licensed IP and all WDC Improvements thereto.

4.2 Ownership by Spinco. As between the Parties, subject to the licenses granted by the Spinco Group to the WDC Group under Section 3.1 and Section 3.2, Spinco owns all right, title and interest in and to (a) the Spinco Licensed Patents and all Spinco Improvements thereto and (b) the Spinco Licensed IP and all Spinco Improvements thereto.

V. TERM

The term of this Agreement shall commence as of the Effective Date and shall continue in perpetuity; provided that the licenses granted under each of Section 2.1 and Section 3.1 above will terminate upon the expiration of the last-to-expire of the WDC Licensed Patents or the Spinco Licensed Patents, respectively.

VI. REPRESENTATIONS AND WARRANTIES

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) it has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (b) the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of such Party, (c) this Agreement has been duly and validly executed and delivered by such Party and constitutes legal, valid and binding obligations of such Party enforceable against such Party, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Laws affecting creditors’ rights generally and by general principles of equity and (d) it has the right to grant the licenses granted by such Party pursuant to this Agreement.

6.2 Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1 ABOVE AND EXCEPT AS SET FORTH IN THE SDA, (a) NEITHER WDC NOR SPINCO MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (INCLUDING THE WDC LICENSED IP, THE WDC LICENSED PATENTS, THE SPINCO LICENSED IP OR THE SPINCO LICENSED PATENTS), (b) WDC SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE WDC LICENSED IP OR THE WDC LICENSED PATENTS AND (c) SPINCO SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SPINCO LICENSED IP OR THE SPINCO LICENSED PATENTS. WITHOUT LIMITING THE FOREGOING, EXCEPT AS SET FORTH IN THE SDA, EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY THAT ANY OF THE THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS USED IN THE FLASH BUSINESS OR THE WDC RETAINED BUSINESS ARE SUBLICENSABLE TO THE OTHER PARTY OR ITS AFFILIATES OR SUBSIDIARIES, AS APPLICABLE.

VII. LIMITATION OF LIABILITY

SUBJECT TO THE TERMS AND CONDITIONS OF THE SDA, NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT WITH RESPECT TO A BREACH OF SECTION 9.1 OR ARTICLE VIII, IN NO EVENT SHALL A PARTY OR ITS AFFILIATES BE LIABLE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (a) CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES OR (b) LOST PROFITS OR LOST BUSINESS, IN THE CASE OF EACH OF (a) AND (b), EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

VIII. CONFIDENTIALITY

8.1 Confidential Information. “Confidential Information” means any confidential and proprietary information of a Party, including know-how, trade secrets, algorithms, source code, specifications, methods of processing, techniques, research, development, inventions (whether or not patentable and whether or not reduced to practice), data, ideas, concepts, drawings, designs and schematics.

8.2 Confidentiality Obligations. Each Party (the “Receiving Party”) that receives or otherwise obtains under this Agreement any Confidential Information of the other Party (the “Disclosing Party”) shall, and shall cause its Affiliates to, (a) keep the Disclosing Party’s Confidential Information confidential and not disclose or make available any of the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party (except in accordance with subclause (d) or subclause (e) in this Section 8.2 or in accordance with Section 8.4), (b) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations and exercise its rights under this Agreement, (c) use at least the same degree of care in keeping the Disclosing Party’s Confidential Information confidential as it uses for its own Confidential Information of a similar nature (but in no event less than a reasonable degree of care), (d) limit access to the Disclosing Party’s Confidential Information to its Affiliates and its authorized sublicensees who have a need to access or know such Confidential Information for the purpose of exercising such Affiliate’s rights under this Agreement; provided that such Affiliate or sublicensee (other than any customer or end user of either Party) is bound in writing to confidentiality obligations at least as protective of the Disclosing Party’s Confidential Information as the confidentiality provisions of this Agreement, and (e) limit access to the Disclosing Party’s Confidential Information to its directors, employees, agents, consultants, advisors, Affiliates, sublicensees and contractors (“Representatives”) who have a need to access or know such Confidential Information for the purpose of the Receiving Party’s exercise of its rights under this Agreement; provided that such Representatives are bound in writing to confidentiality obligations at least as protective of the Disclosing Party’s Confidential Information as the confidentiality provisions of this Agreement. Except as otherwise expressly provided in this Agreement, including in Article II and Article III, nothing in this Agreement is intended to grant to the Receiving Party any rights in or to any Confidential Information of the Disclosing Party.

8.3 Exceptions. The Receiving Party shall not be obligated under Section 8.2 above with respect to any information the Receiving Party can document (a) is or, through no improper action or inaction by the Receiving Party or any of its Representatives, becomes generally available and known to the public, (b) was rightfully in its possession or known by it without any obligation of confidentiality prior to receipt from the Disclosing Party, (c) was rightfully disclosed to it without restriction by a third party that, to the Receiving Party’s knowledge, was authorized to make such disclosure, (d) was independently developed by the Receiving Party without the use of or reference to any Confidential Information of the Disclosing Party or (e) is disclosed by the Disclosing Party to a third party without restriction on such third party’s rights to disclose or use the same.

8.4 Disclosure Required by Law. In the event the Receiving Party is requested or required by Law or judicial process to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, if legally permitted, provide reasonable advance written notice to the Disclosing Party of such request or requirement so that the Disclosing Party may seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that it is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Article VIII; provided, however, that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be accorded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such legal requirement.

8.5 Disclosure in Connection with Due Diligence. A Party may provide this Agreement to any third party (subject to appropriate confidentiality obligations) if required to do so in connection with any diligence for any actual or potential bona fide business transaction with such third party related to the subject matter of this Agreement (including an acquisition, divestiture, merger, consolidation, asset sale, financing or public offering).

IX. MISCELLANEOUS

9.1 Assignment.

(a) Subject to the restrictions set forth below, (i) either Party may assign or delegate this Agreement, in whole or in part, without the prior written consent of the other Party in connection with a merger, acquisition, consolidation, reorganization or sale of all or substantially all of the assets of a Party (whether by operation of law or otherwise), with written notice of such assignment to the other Party within thirty (30) days after the effective date of such assignment, (ii) in the event either Party sells or otherwise transfers (whether by sale of assets, merger or otherwise) one or more lines of products or services licensed under this Agreement (each a “Divested Product Line”) to a third party (“Product Line Acquirer”), such Party may assign the rights and license granted to such Party in Article II or Article III (as applicable) hereunder to such Product Line Acquirer; provided, however, the rights and licenses granted to the Product Line Acquirer shall not extend to any products or services of another entity including from the Product Line Acquirer, and (iii) in the event a Party divests itself of a Subsidiary (the “Divested Subsidiary”) to a third party (“Divested Subsidiary Acquirer”), upon written notice to the other Party, such Party may assign the rights and license granted to such Party in Article II or Article III (as applicable) hereunder to such Divested Subsidiary; provided, however, the rights and licenses granted to the Divested Subsidiary shall not extend to any products or services transferred into the Divested Subsidiary from another entity including from the Divested Subsidiary Acquirer. Except as set forth herein above, neither Party may assign this Agreement (or any of its rights or obligations under this Agreement) without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Except as set forth herein above, any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Party shall be void and of no effect. Any purported assignment or transfer in violation of this Section 9.1 shall be null and void ab initio.

(b) Each Party agrees that all of the licenses granted by it hereunder shall run with the applicable Intellectual Property Rights licensed by such Party hereunder (“Intellectual Property Rights Obligations”) that are assigned or otherwise transferred to a third party. Each Party shall ensure that any assignee, transferee or successor to any of such Intellectual Property Rights (including the acquiring or surviving entity in connection with any acquisition or other change of control of either Party), or any other entity (such as an exclusive licensee) that obtains any proprietary or enforcement rights with respect to any such Intellectual Property Rights, is notified in advance of such assignment, transfer or grant, to acquire such Intellectual Property Rights subject to any and all applicable Intellectual Property Rights Obligations (including the obligation to provide such notice to any subsequent assignee, transferee, successor or grantee).

9.2 Third-Party Materials. The WDC Licensed IP and the Spinco Licensed IP may include Third-Party Materials, which Third-Party Materials are subject to third-party license agreements or open source license agreements. Each Party shall be solely responsible for its compliance (and the compliance of its Affiliates) with the applicable terms of such third-party or open source license agreements. To the extent of any conflict between this Agreement and the applicable third-party license agreement terms, the applicable third-party license agreement terms shall take precedence.

9.3 Export Control. The Technology included in the WDC Licensed IP and the Spinco Licensed IP may be subject to U.S. or foreign export control laws and regulations or licenses issued by the U.S. or foreign governments, and it may be subject to export or import regulations in other countries. Each Party agrees to comply with applicable U.S. and other relevant export control laws and regulations, as well as economic or financial sanctions or trade embargoes, imposed, administered or enforced from time-to-time by the U.S. and other relevant jurisdictions, with respect to the WDC Licensed IP (in the case of Spinco) and the Spinco Licensed IP (in the case of WDC).

9.4 Government Restricted Rights.

(a) The Technology covered by the WDC Licensed IP and the Spinco Licensed IP may be deemed “Commercial Product(s)” or “Commercial Services(s)” as defined in 48 C.F.R. § 2.101, and may consist of “Commercial Computer Software” and “Commercial Computer Software Documentation,” as such terms are used in 48 C.F.R. § 12.212 or 48 C.F.R. § 227.7202, as applicable. Consistent with 48 C.F.R. § 12.212 or 48 C.F.R. § 227.7202-1 through 227.7202-4, as applicable, the Commercial Computer Software and Commercial Computer Software Documentation will be licensed by any member of the Spinco Group (with respect to licensing of WDC Licensed IP) or any member of the WDC Group (with respect to licensing of Spinco Licensed IP) to U.S. Government end users (i) only as Commercial Products or Commercial Services and (ii) with only those rights as are granted to all other end users pursuant to the terms and conditions herein except that the government customers’ end user rights may be modified where the end user rights would otherwise conflict with federal Law, including the types of end user rights set forth in 48 C.F.R. § 552.212-4(u) and (w).

(b) Any Software covered by the WDC Licensed IP or the Spinco Licensed IP that is not Commercial Computer Software (“Noncommercial Computer Software”) shall only be provided by any member of the Spinco Group (in the case of the provision of Software covered by WDC Licensed IP) or any member of the WDC Group (in the case of the provision of Software covered by Spinco Licensed IP) to the U.S. Government with no more than “restricted rights” as that term is defined in 48 C.F.R. Parts 27 and 227 and subparts 52.227 and 252.227. If any member of the Spinco Group provides Noncommercial Computer Software covered by WDC License IP or any member of the WDC Group provides Noncommercial Computer Software covered by Spinco Licensed IP, in each case, to the U.S. Government, it shall take all available measures to protect the Noncommercial Computer Software including, at a minimum, affixing a “Restricted Rights Notice,” as set forth in 48 C.F.R. § 52.227-14, Alt. III paragraph (g)(4) or 48 C.F.R. § 252.227-7014(f)(3) or other applicable Federal Acquisition Regulation (or agency supplement) “Restricted Rights Notice” to the Noncommercial Computer Software.

(c) Technology covered by WDC Licensed IP or Spinco Licensed IP may also be deemed “Technical Data” as that term is defined in 48 C.F.R. § 2.101. Each member of the Spinco Group shall only provide Technical Data covered by WDC Licensed IP and each member of the WDC Group shall only provide Technical Data covered by Spinco Licensed IP (including, in each case, Computer Software Documentation that is not a Commercial Product or Commercial Service) to the U.S. Government with no more than “limited rights” as that term is defined in 48 C.F.R. Parts 27 and 227 and subparts 52.227 and/or 252.227. If any member of the Spinco Group provides Technical Data covered by WDC Licensed IP or if any member of the WDC Group provides Technical Data covered by Spinco Licensed IP to the U.S. Government, it shall take all available measures to protect the Technical Data including, at a minimum, affixing a “Limited Rights Notice,” as set forth in 48 C.F.R. § 52.227-14, Alt. II paragraph (g)(3) or 48 C.F.R. § 252.227-7013(f)(3) or other applicable Federal Acquisition Regulation (or agency supplement) “Limited Rights Notice” to the Technical Data.

9.5 Binding Effect. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and their permitted successors and assigns) any power, right, privilege or remedy of any nature whatsoever under or by reason of this Agreement.

9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed; or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission when receipt is confirmed:

If to WDC:

c/o Western Digital Corporation

5601 Great Oaks Parkway

San Jose, CA 95119

Attn: Cynthia Tregillis

Email: cynthia.tregillis@wdc.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue Suite 1400

Palo Alto, CA 94301

Attn: Thomas J. Ivey and Christopher J. Bors

Email: thomas.ivey@skadden.com and christopher.bors@skadden.com

If to Spinco:

c/o Sandisk Corporation

951 Sandisk Drive

Milpitas, CA 9503

Attn: Bernard Shek

Email: bernard.shek@sandisk.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, CA 94301

Attn: Thomas J. Ivey and Christopher J. Bors

Email: thomas.ivey@skadden.com and christopher.bors@skadden.com

9.7 Entire Agreement. This Agreement, including any schedules and amendments hereto and thereto, and the other agreements and documents referred to herein and therein, shall together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings, both written and oral, between the Parties with respect to such subject matter hereof and thereof.

9.8 Amendment and Waiver.

(a) This Agreement may be amended or supplemented in any and all respects and any provision of this Agreement may be waived; provided, however, that any such waiver shall be binding upon a Party, only if such waiver is set forth in a writing executed by such waiving Party bound thereby, and any such amendment or supplement shall be effective only if set forth in a writing executed by each of the Parties; and any such waiver, amendment or supplement shall not be applicable or have any effect except in the specific instance in which it is given. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend, supplement or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) Notwithstanding the foregoing, no failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 9.8(a) and shall be effective only to the extent in such writing specifically set forth.

9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.10 Governing Law; Specific Performance; Forum.

(a) This Agreement and the consummation of the transactions contemplated hereby, and any Action (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement and the consummation of the transactions contemplated hereby, or the negotiation, validity, interpretation, performance, breach or termination of this Agreement and the consummation of the transactions contemplated hereby, shall be governed by and construed in accordance with the internal law of the State of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. Nothing in this Agreement shall be deemed a waiver by any Party of any right to specific performance or injunctive relief. The Parties understand and agree that the covenants and agreements on each of their parts herein contained are uniquely related to the desire of the Parties and their respective Affiliates to consummate the transactions contemplated hereby, that the transactions contemplated hereby are a unique business opportunity at a unique time for each of WDC and Spinco and their respective Affiliates, and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, and further agree that, although monetary damages may be available for the breach of such covenants and agreements, monetary damages would be an inadequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by the other Party or its respective successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.10; (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by applicable Law, any claim that: (x) the suit, action or proceeding in such court is brought in an inconvenient forum; (y) the venue of such suit, action or proceeding is improper; or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. The Parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12 Construction; Interpretation.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) As used in this Agreement, the words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(f) As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(g) As used in this Agreement, the word “will” shall be deemed to have the same meaning and effect as the word “shall.”

(h) As used in this Agreement, the terms “or,” “any” or “either” are not exclusive and shall be deemed to be “and/or.”

(i) As used in this Agreement, references to “written” or “in writing” include in electronic form.

(j) As used in this Agreement, references to the “date hereof” are to the date of this Agreement.

(k) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement.

(l) As used in this Agreement, the terms “or,” “any” or “either” are not exclusive.

(m) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(n) The section and other headings and subheadings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction, meaning or interpretation of this Agreement. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement.

(o) Any payment to be made pursuant hereto shall be made in U.S. dollars and by wire transfer of immediately available funds.

(p) All references to statutes shall include all regulations promulgated thereunder, and all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations.

9.13 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.

9.14 No Third-Party Rights. Except as specifically provided in the SDA or any Ancillary Agreement, this Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and is not intended, and shall not be deemed, to (a) create any agreement of employment with any person, (b) confer on third parties (including any employees of the Parties and their respective Groups) any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement, or (c) otherwise create any third-party beneficiary hereto.

9.15 Ancillary Agreement. The Parties hereby acknowledge and agree that nothing in this Agreement (including any breach hereof) shall affect any obligation of any Party under the SDA or the other Ancillary Agreements.

9.16 Early Termination. This Agreement shall terminate without further action at any time before the Distribution upon termination of the SDA. If so terminated, no Party shall have any Liability of any kind to the other Party or any other Person on account of this Agreement, except as provided in the SDA, it being understood that this Section 9.16 shall not be deemed to limit or modify the provisions of Section 9.8 of the SDA (Termination).

9.17 Survival. The covenants in this Agreement that by their terms are to be performed following the Separation Time will survive each of the Internal Restructuring and the Distribution and will remain in full force and effect in accordance with their terms.

9.18 Indemnification. If due to this Agreement, a counterparty of an existing patent cross-license agreement reduces the licensing fees and/or royalties paid to Spinco under a MFN provision (notwithstanding Spinco’s best efforts to prove that such MFN provision is inapplicable to this Agreement), the WDC Group agrees to indemnify Spinco and pay Spinco an amount(s) equal to the reduction only until the termination date of such existing patent cross-license agreement and not to any extensions thereof, provided that the amount(s) paid shall not exceed $8M per year.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.

WESTERN DIGITAL CORPORATION

By:	/s/ Wissam Jabre
Name: Wissam Jabre
Title: Executive Vice President and Chief Financial Officer

SANDISK CORPORATION

By:	/s/ David V. Goeckeler
Name: David V. Goeckeler
Title: Chief Executive Officer